INTERNATIONAL TECHNOLOGY CORPORATION
                                   EXHIBIT INDEX
                        FOR QUARTER ENDED DECEMBER 31, 1993


     Exhibits
     --------
              The following Exhibits are filed as part of this report:

     27.1     Financial Data Schedule - Quarter ended December 31, 1993.

     27.2     Financial Data Schedule - Quarter ended September 30, 1993.

     27.3     Financial Data Schedule - Quarter ended June 30, 1993.


                                     21
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     Exhibit 27.1
     ------------
     THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM International Technology Corporation's Condensed Consolidated Balance Sheet as of December 31, 1993 (unaudited), Condensed Consolidated Statement of Operations for the Three Months Ended December 31, 1993 (unaudited) and related Notes to Condensed Consolidated Financial Statements (unaudited), all of which were filed with the SEC on February 14, 1994 on Form 10-Q for the quarter ended December 31, 1993 (commission file number 1-9037) AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

     (Amounts in thousands except per share data)

        Item Number    Item Description                                Amount
        -----------    ----------------                              ---------

        5-02 (1)       cash and cash items                             $9,738
        5-02 (2)       marketable securities                                -
        5-02 (3)(a)(1) notes and accounts receivable - trade          121,223
        5-02 (4)       allowance for doubtful accounts                      -
        5-02 (6)       inventory                                            -
        5-02 (9)       total current assets                           146,865
        5-02 (13)      property, plant and equipment                  183,153
        5-02 (14)      accumulated depreciation                        87,310
        5-02 (18)      total assets                                   354,718
        5-02 (21)      total current liabilities                       96,026
        5-02 (22)      bonds, mortgages and similar debt               50,859
        5-02 (28)      preferred stock - mandatory redemption               -
        5-02 (29)      preferred stock - no mandatory redemption        2,400
        5-02 (30)      common stock                                    33,571
        5-02 (31)      other stockholders' equity                     130,901
        5-02 (32)      total liabilities and stockholders' equity     354,718
        5-03 (b)(1)(a) net sales of tangible products                       -
        5-03 (b)(1)    total revenues                                  92,524
        5-03 (b)(2)(a) cost of tangible goods sold                          -
        5-03 (b)(2)    total  costs  and  expenses  applicable
                       to  sales  and revenues                         89,663
        5-03 (b)(3)    other costs and expenses                             -
        5-03 (b)(5)    provision for doubtful accounts and notes            -
        5-03 (b)(8)    interest and amortization of debt discount       1,691
        5-03 (b)(10)   income (loss) before taxes and other items       1,170
        5-03 (b)(11)   income tax expense                                 444
        5-03 (b)(14)   income (loss) continuing operations                726
        5-03 (b)(15)   discontinued operations                              -
        5-03 (b)(17)   extraordinary items                                  -
        5-03 (b)(18)   cumulative effects - changes in accounting
                       principles                                           -
        5-03 (b)(19)   net income (loss)                                  726
        5-03 (b)(20)   earnings per share - primary                    $(0.01)
        5-03 (b)(20)   earnings per share - fully diluted                   -
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     Exhibit 27.2
     ------------
     THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM International Technology Corporation's Condensed Consolidated Balance Sheet as of September 30, 1993 (unaudited), Condensed Consolidated Statement of Operations for the Three Months Ended September 30, 1993 (unaudited) and related Notes to Condensed Consolidated Financial Statements (unaudited), all of which were filed with the SEC on November 12, 1993 on Form 10-Q for the quarter ended September 30, 1993 (commission file number 1-9037) AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

     (Amounts in thousands except per share data)

        Item Number    Item Description                                Amount
        -----------    ----------------                               --------

        5-02 (1)       cash and cash items                           $ 37,828
        5-02 (2)       marketable securities                                -
        5-02 (3)(a)(1) notes and accounts receivable - trade          122,985
        5-02 (4)       allowance for doubtful accounts                      -
        5-02 (6)       inventory                                            -
        5-02 (9)       total current assets                           176,445
        5-02 (13)      property, plant and equipment                  182,771
        5-02 (14)      accumulated depreciation                        82,146
        5-02 (18)      total assets                                   386,168
        5-02 (21)      total current liabilities                       90,284
        5-02 (22)      bonds, mortgages and similar debt               84,231
        5-02 (28)      preferred stock - mandatory redemption               -
        5-02 (29)      preferred stock - no mandatory redemption        2,400
        5-02 (30)      common stock                                    33,328
        5-02 (31)      other stockholders' equity                     131,453
        5-02 (32)      total liabilities and stockholders' equity     386,168
        5-03 (b)(1)(a) net sales of tangible products                       -
        5-03 (b)(1)    total revenues                                 100,665
        5-03 (b)(2)(a) cost of tangible goods sold                          -
        5-03 (b)(2)    total costs  and  expenses  applicable
                       to sales and revenues                           95,500
        5-03 (b)(3)    other costs and expenses                             -
        5-03 (b)(5)    provision for doubtful accounts and notes            -
        5-03 (b)(8)    interest and amortization of debt discount       2,487
        5-03 (b)(10)   income (loss) before taxes and other items       2,678
        5-03 (b)(11)   income tax expense                                 986
        5-03 (b)(14)   income (loss) continuing operations              1,692
        5-03 (b)(15)   discontinued operations                              -
        5-03 (b)(17)   extraordinary items                                  -
        5-03 (b)(18)   cumulative effects - changes in accounting
                       principles                                           -
        5-03 (b)(19)   net income (loss)                                1,692
        5-03 (b)(20)   earnings per share - primary                    $ 0.05
        5-03 (b)(20)   earnings per share - fully diluted                   -
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     Exhibit 27.3
     ------------
     THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM International Technology Corporation's Condensed Consolidated Balance Sheet as of June 30, 1993 (unaudited), Condensed Consolidated Statement of Operations for the Three Months Ended June 30, 1993 (unaudited) and related Notes to Condensed Consolidated Financial Statements (unaudited), all of which were filed with the SEC on August 12, 1993 on Form 10-Q for the quarter ended June 30, 1993 (commission file number 1-9037) AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

     (Amounts in thousands except per share data)

        Item Number    Item Description                                Amount
        -----------    ----------------                               --------

        5-02 (1)       cash and cash items                           $  7,587
        5-02 (2)       marketable securities                                -
        5-02 (3)(a)(1) notes and accounts receivable - trade          129,805
        5-02 (4)       allowance for doubtful accounts                      -
        5-02 (6)       inventory                                            -
        5-02 (9)       total current assets                           153,902
        5-02 (13)      property, plant and equipment                  182,001
        5-02 (14)      accumulated depreciation                        77,444
        5-02 (18)      total assets                                   366,990
        5-02 (21)      total current liabilities                       96,789
        5-02 (22)      bonds, mortgages and similar debt              114,586
        5-02 (28)      preferred stock - mandatory redemption               -
        5-02 (29)      preferred stock - no mandatory redemption            -
        5-02 (30)      common stock                                    33,258
        5-02 (31)      other stockholders' equity                      75,009
        5-02 (32)      total liabilities and stockholders' equity     366,990
        5-03 (b)(1)(a) net sales of tangible products                       -
        5-03 (b)(1)    total revenues                                 102,549
        5-03 (b)(2)(a) cost of tangible goods sold                          -
        5-03 (b)(2)    total costs and expenses applicable
                       to sales and revenues                           96,786
        5-03 (b)(3)    other costs and expenses                             -
        5-03 (b)(5)    provision for doubtful accounts and notes            -
        5-03 (b)(8)    interest and amortization of debt discount       2,547
        5-03 (b)(10)   income (loss) before taxes and other items       3,216
        5-03 (b)(11)   income tax expense                               1,254
        5-03 (b)(14)   income (loss) continuing operations              1,962
        5-03 (b)(15)   discontinued operations                              -
        5-03 (b)(17)   extraordinary items                                  -
        5-03 (b)(18)   cumulative effects - changes in accounting
                       principles                                           -
        5-03 (b)(19)   net income (loss)                                1,962
        5-03 (b)(20)   earnings per share - primary                    $ 0.06
        5-03 (b)(20)   earnings per share - fully diluted                   -
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